SCREEN NUMBER: 36
                       	                             This page being
(Continued from Screen 35)                  filed for series  2.
   Condensed balance sheet data:         As of the end of current reporting
                                        period (000's omitted except for per
                                        share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ----------------- $      533
   P) Amounts owed to affiliated persons --------------------------- $      154
   Q) Senior long-term debt ---------------------------------------- $        0
   R) Other liabilities:  1. Reverse repurchase agreements --------- $        0
                          2. Short sales --------------------------- $        0
                          3. Written options ----------------------- $        0
                          4. All other liabilities ----------------- $      114
   S) Senior equity ------------------------------------------------ $        0
   T) Net assets of common shareholders ---------------------- $   311297
   U) 1. Number of shares outstanding -----------------------      33434, 346
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------          0
   V) 1. Net asset value per share (to nearest cent) ------- $  9.22, 9.21
      2. Net asset value per share of a second class of open-end
         company shares (to nearest cent) -------------------------- $     0.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) ------------------ $   0.0000
   X) Total number of shareholder accounts ---------------         19,1
   Y) Total value of assets in segregated accounts ----------------- $        0

   		SCREEN NUMBER: 36
	             	                             This page being
(Continued from Screen 35)                  filed for series  4.
   Condensed balance sheet data:   As of the end of current reporting
                                          period (000's omitted except for per
 share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ----------------- $        0
   P) Amounts owed to affiliated persons --------------------------- $       65
   Q) Senior long-term debt ---------------------------------------- $        0
   R) Other liabilities:  1. Reverse repurchase agreements --------- $        0
                          2. Short sales --------------------------- $        0
                          3. Written options ----------------------- $        0
                          4. All other liabilities ----------------- $     3144
   S) Senior equity ------------------------------------------------ $        0
   T) Net assets of common shareholders ----------------------- $   172424
   U) 1. Number of shares outstanding --------------------      16231,1212
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------          0
   V) 1. Net asset value per share (to nearest cent)---------- $ 9.89, 9.88
      2. Net asset value per share of a second class of open-end
         company shares (to nearest cent) ------------------------ $     0.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals)---------------- $   0.0000
   X) Total number of shareholder accounts ------------------------         15,1
   Y) Total value of assets in segregated accounts----------------- $     1452

		SCREEN NUMBER: 36
                	                              This page being
(Continued from Screen 35)                  filed for series  6.
   Condensed balance sheet data:       As of the end of current reporting
                               	      period (000's omitted except for per
  share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------- $ 1157
   P) Amounts owed to affiliated persons -------------------------- $    88
   Q) Senior long-term debt ---------------------------------------- $     0
   R) Other liabilities:  1. Reverse repurchase agreements --------- $   0
                          2. Short sales --------------------------- $        0
                          3. Written options ----------------------- $        0
                          4. All other liabilities ----------------- $      918
   S) Senior equity ------------------------------------------------ $        0
   T) Net assets of common shareholders ------------------- $   295102
   U) 1. Number of shares outstanding --------------------      23199 ,2258
      2. Number of shares outstanding of a second class of shares
         of open-end company ------------------------------------          0
   V) 1. Net asset value per share (to nearest cent) -------- $ 11.59, 11.58
      2. Net asset value per share of a second class of open-end
         company shares (to nearest cent) -------------------------- $     0.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -------------- $   0.0000
   X) Total number of shareholder accounts --------------------         14,1
   Y) Total value of assets in segregated accounts ------------ $     1464

 		SCREEN NUMBER: 36

                         		               This page being
(Continued from Screen 35)                  filed for series 10.
   Condensed balance sheet data:      As of the end of current reporting
                                	   period (000's omitted except for per
 share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ----------------- $        0
   P) Amounts owed to affiliated persons --------------------------- $       25
   Q) Senior long-term debt ---------------------------------------- $        0
   R) Other liabilities:  1. Reverse repurchase agreements --------- $        0
                          2. Short sales --------------------------- $        0
                          3. Written options ----------------------- $        0
                          4. All other liabilities ----------------- $       30
   S) Senior equity ------------------------------------------------ $        0
   T) Net assets of common shareholders ---------------------------- $   109974
   U) 1. Number of shares outstanding -------------      72210,37764
      2. Number of shares outstanding of a second class of shares
         of open-end company ------------------------------------          0
   V) 1. Net asset value per share (to nearest cent) ------- $     1.00,1.00
      2. Net asset value per share of a second class of open-end
         company shares (to nearest cent) ----------------------- $     0.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) ------------- $   1.0000
   X) Total number of shareholder accounts -----------------         11,0
   Y) Total value of assets in segregated accounts ----------------- $        0